Exhibit 99.3

SIMLATUS CORPORATION

INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information

of Simlatus Corporation and Satel Group, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of Satel Group, Inc. (“Satel”) and Simlatus Corporation (“Simlatus”) as of September 30, 2018 and accounts for the merger of Satel and Simlatus as a reverse merger transaction, with Satel as the accounting acquirer giving effect to the transaction as if it had occurred as of September 30, 2018. On November 13, 2018, Simlatus and Satel entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby Satel merged with and into Simlatus, with Satel remaining as the surviving entity (the “Merger”). Under U.S. generally accepted accounting principles, the merger is treated as a “reverse merger” under the purchase method of accounting, with Satel as the accounting acquirer.

The Satel balance sheet information was derived from its unaudited balance sheet as of September 30, 2018. The Simlatus balance sheet information was derived from its unaudited balance sheet as of September 30, 2018, included in its quarter report Form 10-Q that was filed with the Securities and Exchange Commission (“SEC”) on November 14, 2018.

The unaudited pro forma condensed combined statements of operations are based on the historical statements of Satel and Simlatus and combine the results of operations of Satel and Simlatus for the year ended December 31, 2017 and the nine months ended September 30, 2018, giving effect to the transaction as if it occurred on January 1, 2017, and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The historical results of operations of Satel were derived from its unaudited statement of operations for the nine months ended September 30, 2018 and its audited statement of operations for the year ended December 31, 2017 that are included in this Form 8-K. The historical results of operations for Simlatus were derived from its unaudited statement of operations for the nine months ended September 30, 2018 and its unaudited statement of operations for the year ended December 31, 2017 that are included in this Form 8-K.

The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the reverse acquisition been completed on the assumed dates or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the merger of Satel with and into Simlatus on November 13, 2018, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF SEPTEMBER 30, 2018

			Pro Forma		Pro Forma
	Simlatus	Satel Group	Adjustments		Combined
ASSETS
Current Assets
Cash	$2,609	$13,504	$—		$16,113
Accounts receivable	983	41,324	—		42,307
Inventory, net	2,129	—	—		2,129
Total current assets	5,721	54,828	—		60,549

Security deposit	—	5,162	—		5,162

TOTAL ASSETS	$5,721	$59,990	$—		$65,711

LIABILITIES
Current Liabilities:
Accounts payable	$214,967	$98,625	$—		$313,592
Accounts payable - related parties	30,815	—	—		30,815
Accrued expenses	—	54,470	—		54,470
Accrued wages	958,316	—	—		958,316
Deferred revenue	983	—	—		983
Derivative liabilities	7,405,374	—	—		7,405,374
Convertible notes payable in default, net of discount	561,041	—	—		561,041
Convertible notes payable, net of discount	332,710	—	—		332,710
Convertible notes payable, interest	4,084,730	—	—		4,084,730
Related party liabilities	158,012	—	—		158,012
Total Current Liabilities	13,746,948	153,095	—		13,900,043

Long term notes payable	61,000	297,669	—		358,669
Long term notes payable interest	—	62,670	—		62,670
	61,000	360,339	—		421,339

Total Liabilities	13,807,948	513,434	—		14,321,382

SHAREHOLDERS’ DEFICIT

Series A preferred stock, $0.001 par value	3,490	—	—		3,490
Series B preferred stock, $0.001 par value	1	—	—		1
Common stock, $0.00001 par value	29	—	—		29
Capital stock	—	14,000	(14,000	) (b)	—
Additional paid in capital	(932,025)	13,414	(12,859,722	) (a)	(13,778,333)
Accumulated deficit	(12,873,722)	(480,858)	12,873,722	(a)	(480,858)
Total shareholders’ deficit	(13,802,227)	(453,444)	—		(14,255,671)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$5,721	$59,990	$—		$65,711

See notes to the unaudited pro forma condensed combined financial statements

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017

			Pro Forma	Pro Forma
	Simlatus	Satel Group	Adjustments	Combined
Revenues	$23,405	$775,361	$—	$798,766
Cost of sales	16,533	—	—	16,533
Gross profit (loss)	6,872	775,361	—	782,233

Operating expenses:
G&A expenses	476,808	478,393	—	955,201
Professional fees	57,854	31,495	—	89,349
Salaries and wages	377,083	285,032	—	662,115
Total operating expenses	911,745	794,920	—	1,706,665

Income (loss) from operations	(904,873)	(19,559)	—	(924,432)

Other income (expense):
Gain on settlement of debt	230,488	—	—	230,488
Change in fair value of derivative liability	1,836,986	—	—	1,836,986
Interest expense	(2,645,180)	(45,536)	—	(2,690,716)
Total other income (expense)	(577,706)	(45,536)	—	(623,242)

Net income (loss) before income taxes	(1,482,579)	(65,095)	—	(1,547,674)
Income tax expense	—	—	—	—
Net income (loss)	$(1,482,579)	$(65,095)	$—	$(1,547,674)

Per share information
Weighted average number of common shares outstanding, basic and diluted	1,947,971	—	—	1,947,971
Net income (loss) per common share, basic and diluted	$(0.7611)	$0.00	$0.00	$(0.7945)

See notes to the unaudited pro forma condensed combined financial statements

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

			Pro Forma	Pro Forma
	Simlatus	Satel Group	Adjustments	Combined
Revenues	$21,244	$463,505	$—	$484,749
Cost of sales	703	—	—	703
Gross profit (loss)	20,541	463,505	—	484,046

Operating expenses:
G&A expenses	2,211,930	303,999	—	2,515,929
Professional fees	62,451	—	—	62,451
Salaries and wages	243,750	226,847	—	470,597
Total operating expenses	2,518,131	530,846	—	3,048,977

Loss from operations	(2,497,590)	(67,341)	—	(2,564,931)

Other income (expense):
Gain on settlement of debt	370,560	—	—	370,560
Change in fair value of derivative liability	(1,726,030)	—	—	(1,726,030)
Interest expense	(1,446,360)	(11,157)	—	(1,457,517)
Loss on conversion of debt	(201,809)	—	—	(201,809)
Total other income (expense)	(3,003,639)	(11,157)	—	(3,014,796)

Net income (loss) before income taxes	(5,501,229)	(78,498)	—	(5,579,727)
Income tax expense	—	—	—	—
Net income (loss)	$(5,501,229)	$(78,498)	$—	$(5,579,727)

Per share information
Weighted average number of common shares outstanding, basic and diluted	2,914,797	—	—	2,914,797
Net income (loss) per common share, basic and diluted	$(1.8873)	$0.00	$0.00	$(1.9143)

See notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 13, 2018, Simlatus and Satel entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby Satel merged with and into Simlatus, with Satel remaining as the surviving entity (the “Merger”). Under U.S. generally accepted accounting principles, the merger is treated as a “reverse merger” under the purchase method of accounting, with Satel as the accounting acquirer.

Pro forma adjustments to the attached condensed combined financial statements include the following:

a)	To eliminate the retained earnings account of Simlatus.

b)	To reclassify Satel Group capital stock to additional paid in capital.